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                                                              EXHIBIT (h)(18)(i)

                 FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

      THIS FIRST AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "First Amendment") is made and entered into as of the 29th day of September, 2000 by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company"), Aetna Series Fund, Inc., on behalf of each of its series specified on Schedule A of the Original Agreement (defined below) (the "Fund"), and Aeltus Investment Management, Inc. ("Adviser").

                                   WITNESSETH

      WHEREAS, the Company, Adviser and Fund have entered into a Fund Participation Agreement dated as of January 30, 1998 (the "Original Agreement").

      WHEREAS, the Company, Adviser and Fund now desire to amend and restate Schedules A and B to the Original Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Original Agreement, the Company, Adviser and Fund hereby agree:

            1.    to amend and restate Schedule A to the Original Agreement to
                  (i) include Aetna Technology Fund and Aetna Money Market Fund; and (ii) remove Aetna High Yield Fund, Aetna Index Plus Bond Fund, Aetna Mid Cap Fund and Aetna Real Estate Securities Fund, effective as of August 25, 2000, the date on which such funds were liquidated;

            2. to amend and restate Schedule B to the Original Agreement to include, effective October 1, 2000, Variable Annuity Account B, Variable Annuity Account C and Variable Annuity Account D of the Company; and

            3. that the Original Agreement, as modified by this First Amendment, is ratified and confirmed.

      IN WITNESS WHEREOF, the undersigned duly authorized officers of the Company, Adviser and Fund have executed this First Amendment as of the date first above written.

            AETNA LIFE INSURANCE                  AETNA SERIES FUND, INC.
            AND ANNUITY COMPANY

By:   /s/ Laurie M. Tillinghast         By:   /s/ Frank J. Litwin
      --------------------------              --------------------------------
Name: Laurie M. Tillinghast             Name: Frank J. Litwin

Title:  Vice President                  Title: Vice President

        AELTUS INVESTMENT
        MANAGEMENT, INC.

By:   /s/ J. Scott Fox
-----------------------
Name: J. Scott Fox

Title: Managing Director, COO

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                                   SCHEDULE A
                 (AMENDED AND RESTATED AS OF SEPTEMBER 29, 2000

                        SERIES OF AETNA SERIES FUND, INC.

Aetna Bond Fund
Aetna Balanced Fund
Aetna Growth and Income Fund
Aetna International Fund
Aetna Government Fund
Aetna Growth Fund
Aetna Money Market Fund
Aetna Small Company Fund
Aetna Index Plus Large Cap Fund
Aetna Ascent Fund
Aetna Crossroads Fund
Aetna Legacy Fund
Aetna Index Plus Mid Cap Fund
Aetna Index Plus Small Cap Fund
Aetna Technology Fund
Aetna Value Opportunity Fund

                                   SCHEDULE B
                (AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 2000)

Variable Annuity Account B of Aetna Life Insurance and Annuity Company Variable Annuity Account C of Aetna Life Insurance and Annuity Company Variable Annuity Account D of Aetna Life Insurance and Annuity Company

                                       3